Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated June 29, 2010, except for Note 18, for which the date is July 12, 2010, relating to the consolidated financial statements of Liaoning Creative Bellows Co., Ltd. and its subsidiary for the years ended December 31, 2009 and 2008, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Goldman Kurland and Mohidin, LLP
Encino, California
November 4, 2010